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                                                                EXHIBIT 11.2

                            NORTHWEST AIRLINES CORPORATION
                COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

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(DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)     Three months ended September 30    Nine months ended September 30
                                                           -------------------------------    ------------------------------
                                                                1997            1996               1997           1996
                                                           --------------  ---------------    --------------  --------------
Reconciliation of net income applicable to common
    stockholders:
    Net income per consolidated statements of income       $       290.3   $        253.9     $       491.1   $       510.1
    Preferred stock requirements                                    (3.1)            (6.2)            (13.2)          (32.4)
    Addback:  Series C Preferred Stock requirements                  0.2              0.4               0.8             0.4
                                                           -------------   --------------     -------------   -------------
    Net income applicable to common stockholders
         before preferred stock transaction                $       287.4   $        248.1     $       478.7   $       478.1
    Preferred stock transaction                                       --             74.5                --            74.5
                                                           -------------   --------------     -------------   -------------
Net income applicable to common stockholders, as adjusted  $       287.4   $        322.6     $       478.7   $       552.6
                                                           -------------   --------------     -------------   -------------
                                                           -------------   --------------     -------------   -------------

Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:

    Weighted average number of common
         shares outstanding                                  102,427,509       98,704,028(1)    101,927,493      97,236,539(1)

    Weighted average number of shares of Series C
         Preferred Stock assumed to be converted to
         common stock which were outstanding in 1997 and
         earned by employees since August 1, 1993 in 1996      9,840,002       11,748,090        10,238,273      10,813,671

    Incremental shares that could have been issued for
         cash to satisfy its common stock repurchase
         obligation                                               80,914               --            29,115              --

    Stock options reduced by the number of shares
         which could have been purchased with
         the proceeds from exercise of such options            2,100,460        2,159,340         2,282,345       2,423,838
                                                           -------------   --------------     -------------   -------------

    Weighted average number of common shares
         outstanding, as adjusted                            114,448,885      112,611,458       114,477,226     110,474,048
                                                           -------------   --------------     -------------   -------------
                                                           -------------   --------------     -------------   -------------

Earnings per common share assuming full dilution:
    Before effect of preferred stock transaction           $        2.51   $         2.20     $        4.18   $        4.33
    Preferred stock transaction                                       --              .66                --             .67
                                                           -------------   --------------     -------------   -------------
    Fully diluted earnings per common share                $        2.51   $         2.86     $        4.18   $        5.00
                                                           -------------   --------------     -------------   -------------
                                                           -------------   --------------     -------------   -------------

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(1) Includes the weighted average number of common shares earned by employees since August 1, 1993 due to the February 1994 exercise of the Series C Preferred Stock special conversion option.